UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2017

InterCloud Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	65-0963722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1030 Broad Street Suite 102 Shrewsbury, NJ	07702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 988-1988

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

InterCloud Systems, Inc. (the “Company”) entered into an Exchange Agreement, dated as of October 12, 2017 (the “Exchange Agreement”) with a debtholder (the “Holder”), pursuant to which the Holder agreed to exchange $5,429,873.36 held in promissory notes, in consideration of the Company’s issuance and delivery to the Holder of 227 shares of Series L Preferred Stock of the Company.

Item 8.01 Other Events.

On October 11, 2017, the U.S. District Court for the District of New Jersey (the “District Court”) entered a judgment in favor of White Winston Select Asset Funds, LLC (“White Winston”) against the Company in the amount of $657,564.68. White Winston previously sought a break-up fee of $500,000 and attorney fees and costs allegedly due in connection with a contemplated but ultimately unsuccessful financing transaction. The Company filed a motion to dismiss, which was granted in its entirety by the District Court. White Winston subsequently appealed, and the United States Court of Appeals for the Third Circuit ultimately reversed. After considering the parties cross-motions for summary judgment, the District Court ruled in White Winston’s favor and rendered the judgment above. The Company is in settlement discussions with White Winston, while it also weighs exercising its rights to appeal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCLOUD SYSTEMS, INC.

October 19, 2017	By:	/s/Daniel Sullivan
Daniel Sullivan Chief Accounting Officer

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